VIEMED HEALTHCARE, INC.
2020 LONG TERM INCENTIVE PLAN
(Effective June 11, 2020)

TABLE OF CONTENTS

VIEMED HEALTHCARE, INC.
2020 LONG TERM INCENTIVE PLAN

SECTION 1

ESTABLISHMENT; PURPOSE AND TERM OF PLAN

1.1 Establishment

Viemed Healthcare, Inc. previously established the Amended and Restated Stock Option Plan of Viemed Healthcare, Inc. (effective as of July 17, 2018) (the "***Stock Option Plan***") and the Amended and Restated Restricted Share Unit Plan and Deferred Share Unit Plan of Viemed Healthcare, Inc. (effective as of July 17, 2018) (the "***Restricted Unit Plan***") (collectively, the "***Prior Plans***") which were approved by the Company's stockholders effective as of July 17, 2018. In order to advance the interests of the Company and its stockholders and for the purposes described in Section 1.2 below, the Board has authorized the establishment of the Viemed Healthcare, Inc. 2020 Long Term Incentive Plan, effective June 11, 2020 (the "***Effective Date***"), subject to the approval of the Company's stockholders (the "***Plan***"). If the Plan is approved by the Company's stockholders at the shareholders' meeting on June 11, 2020, or any adjournment thereof, no future awards will be granted under the Prior Plans, and the awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans.

1.2 Purpose

The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Persons performing services for the Company and by motivating such Persons to contribute to the growth and profitability of the Company.

1.3 Term of Plan

The Plan shall continue in effect until its termination by the Board. No Awards shall be granted under the Plan after the date which is ten (10) years from the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Board or Committee, as the case may be, to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 2

DEFINITIONS AND CONSTRUCTION

2.1 Definitions

Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) "***Affiliate***" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person and shall include a Subsidiary. The term ***"control"*** includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any Award that is deferred compensation subject to Code Section 409A, for the purposes of applying Code Section 409A to such Award the term Affiliate shall mean all Persons with whom the Participant's employer would be considered a single employer under Code Section 414(b) or 414(c) as defined and modified in Code Section 409 as determined by the Committee. Notwithstanding the foregoing, with respect to Nonstatutory Stock Options and Stock Appreciation Rights, if necessary for such Awards to be exempt from Code Section 409A, as determined by the Committee, for purposes of grants of such Awards, Affiliate shall only include an entity if the Stock would constitute "***service recipient stock***" within the meaning of Code Section 409A. With respect to any Award granted to a Canadian Participant, an Affiliate shall only include a corporation that deals at non-arm's length, within the meaning of the ITA, with the Company, and further provided that, in respect of any deferred compensation granted to a Canadian Participant, an Affiliate shall only include a corporation that is related to the Company, within the meaning of the ITA.

(b) ***"Award"*** shall mean a grant of an Option, Restricted Stock, Other Stock-Based Award, including without limitation, Stock Appreciation Rights, Performance Awards, Dividends and Dividend Equivalents or Director Awards, to a Participant under this Plan.

(c) ***"Award Agreement"*** means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant and any shares of Stock acquired upon the exercise and/or vesting thereof, and which may be in electronic form. The Award Agreement consists of the Award Agreement and the Notice of Grant of an Award incorporated therein by reference, or such other form or forms as the Committee may approve from time to time, and which may be in electronic form.

(d) ***"BCBCA"*** means Business Corporations Act (British Columbia), as amended, and the regulations thereunder.

(e) ***"Black-Out Period"*** means a period when the Participant is prohibited from trading in the Company's securities pursuant to the Company's insider trading policy or other applicable policy or requirement of the Company.

(f) ***"Board"*** means the Board of Directors of the Company.

(g) ***"Canadian Participant"*** means a Participant who is, or is deemed to be, a resident of Canada for the purposes of the ITA.

(h) "***Cashless Exercise***" shall have the meaning set forth in Section 6.3(a) hereto.

(i) "***Cause***" shall mean, except as otherwise defined in the Participant's Award Agreement, when used in connection with the termination of a Participant's Service, the

termination of the Participant's Service by the Company or any Company Affiliate by reason of (i) the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the commission by the Participant of a material act of fraud upon the Company or any Company Affiliate, or any customer or supplier thereof; (iii) the misappropriation of any funds or property of the Company or any Company Affiliate, or any customer or supplier thereof; (iv) the willful, continued and unreasonable failure by the Participant to perform the material duties assigned to him that is not cured to the reasonable satisfaction of the Company within 7 days after written notice of such failure is provided to Participant by the Board or Chief Executive Officer of the Company (the "***CEO***") (or by another Officer of the Company or a Company Affiliate who has been designated by the Board or CEO for such purpose); (v) the engagement by the Participant in any direct and material conflict of interest with the Company or any Company Affiliate without compliance with the Company's or Company Affiliate's conflict of interest policy, if any, then in effect; or (vi) the engagement by the Participant, without the prior written approval of the Board or CEO, in any material activity which competes with the business of the Company or any Company Affiliate or which would result in a material injury to the business, reputation or goodwill of the Company or any Company Affiliate.

(j) ***"Change in Control"*** shall mean any of the following events occurring with respect to the Company:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (x) the then outstanding shares of Stock (the "***Outstanding Company Stock***") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "***Outstanding Company Voting Securities***"); provided, however, that the following acquisitions shall not constitute a Change in Control: any acquisition directly from the Company or any Subsidiary, any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a "***Merger***"), if, following such Merger, the conditions described in clauses (x) and (y) Section 2.1(h)(iii) (below) are satisfied;

(ii) Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "***Incumbent Board***") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in

Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) A Merger, unless immediately following such Merger, (x) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than 50% of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (y) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger;

(iv) The sale or other disposition of all or substantially all of the assets of the Company, unless immediately following such sale or other disposition, (x) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than 50% of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition, and (y) at least a majority of the members of the board of directors of such corporation (or its parent corporation) were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v) The liquidation or dissolution of the Company.

Notwithstanding the occurrence of any of the foregoing events set out in this Section 2.1(h) which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting or reasonably leading to a Change in Control shall not be deemed a Change in Control hereunder except with respect to any Award subject to Code Section 409A. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be, or would reasonably lead to, a Change in Control, or after such event only if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be, or would reasonably lead to, a Change in Control.

(k) ***"Code"*** means the Internal Revenue Code of 1986, as amended, and any applicable notices, rulings and regulations promulgated thereunder.

(l) ***"Committee"*** means (a) in the case of an Award granted to a Director, the Board, and (b) in the case of any other Award granted under the Plan, the compensation committee of the Board or, if the compensation committee of the Board chooses to delegate its duties, a committee of at least two (2) Persons who are members of the compensation committee

of the Board and are appointed by the compensation committee of the Board to administer the Plan. The Board may appoint a special committee consisting of one or more Directors for the purpose of granting certain specified Awards under the Plan. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 under the Exchange Act, the requirements of Rule 16b-3(d)(1) of the general rules and regulations under the Exchange Act with respect to Committee action must also be satisfied which such committee may consist of one or more natural Persons who are non-employee directors under Rule16b-3.

(m) ***"Company"*** means Viemed Healthcare, Inc., a corporation duly incorporated under the laws of the Province of British Columbia, or any successor corporation thereto or assignee thereof or entities into which the Company is merged.

(n) ***"Consultant"*** means an individual who is a natural Person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or its Affiliates, including individuals who serve as directors of the Company or an Affiliate of the Company but who are not a Director, provided that the identity of such individual, the nature of such services or the entity to which such services are provided are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities or would not preclude the Company from offering or selling securities to such individual pursuant to the Plan in reliance on applicable exemptions under Canadian securities laws or, for purposes of United States law, either an exemption from registration provided under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(o) ***"Director"*** means a member of the Board or a member of the board of directors of any Company Affiliate who is not, at the time of grant of an Award, an Employee of the Company or any Company Affiliate, Parent of the Company or a Subsidiary.

(p) ***"Disability"*** means, unless otherwise defined in the Award Agreement, as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to payment of disability income payments under the Company's long term disability insurance policy or plan for Employees, as then effective, if any; or in the event that the Participant is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan, Disability means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant, by accepting an Award, agrees to submit to any reasonable examination by such physician upon request.

(q) ***"Dividends or Dividend Equivalents"*** means an Award as described in Section 8.3.

(r) ***"Effective Date"*** shall have the meaning set forth in Section 1.1 hereto.

(s) ***"Employee"*** means any individual treated as an employee (including a director of the Company or a Company Affiliate who is also treated as an employee) of the Company on the records of the Company or of any of the Company's Affiliates on the records of such Affiliate and, with respect to any Incentive Stock Option granted to such individual, who is an employee of the Company or a "***Parent***" (which is a parent corporation of the Company within the meaning of Section 424(e) of the Code, whether now or hereinafter existing) or a Subsidiary of the Company for purposes of Sections 422, 424 and 3401(c) of the Code; provided, however, that neither service as a director of the Company or of a Company Affiliate nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company, the Board, the Committee or any court of law or governmental agency subsequently makes a contrary determination.

(t) ***"Exchange Act"*** means the Securities Exchange Act of 1934, as amended.

(u) ***"Fair Market Value"*** means, on any particular day, (i) the closing sale price of a share of Stock on the Primary Stock Exchange for the immediately preceding trading day. Notwithstanding the foregoing, the Company may convert a Fair Market Value denominated in United States currency to Canadian currency, or vice-versa, at the Bank of Canada daily average exchange rate on such day, and the converted amount shall be the Fair Market Value, or (ii) if the Stock is not quoted on the TSX, NASDAQ or such other Primary Stock Exchange, the average of the closing bid and asked prices on the immediately preceding trading day for a share of Stock as quoted by the OTC Markets or OTC Bulletin Board System, or (iii) any other method permitted by Code Section 409A for a stock readily tradable on an established securities market within the meaning of Code Section 409A as determined by the Committee in its discretion and consistently applied. If there was no public trade of Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

If the Company's Stock is not readily tradable on an established securities market within the meaning of Code Section 409A or applicable securities laws at the time a determination of the Fair Market Value of a share of Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion exercised in good faith, and to the extent any Award is intended to be exempt from Code Section 409A, consistent with Code Section 409A as the Committee shall determine. In this respect, the Committee may rely on such financial data, appraisals, valuations, experts, and other sources as, in its sole and absolute discretion, it deems advisable under the circumstances.

(v) ***"Incentive Stock Option"*** means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(w) ***"Insider"*** means an Officer, a Director or other Person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(x) "***ITA***" shall mean the Income Tax Act (Canada) and any regulations thereunder as amended from time to time.

(y) "***New Shares***" shall have the meaning set forth in Section 4.2 hereto.

(z) ***"Nonstatutory Stock Option"*** means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

(aa) ***"Notice of Grant of an Award"*** means the Notice of Grant of an Award executed by the Company and the Participant on the date of the grant of the Award. The Notice of Grant of an Award and the execution thereof may be effected by electronic form in accordance with Company policies.

(bb) ***"Officer"*** means any Person designated by the Board as an officer of the Company.

(cc) ***"Option"*** means a right to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(dd) ***"Option Expiration Date"*** shall have the meaning set forth in Section 9.1(a) hereto.

(ee) ***"Other Stock-Based Awards"*** shall mean Awards described in Section 8 and shall include, without limitation, Stock Appreciation Rights and restricted stock units.

(dd) ***"Participant"*** means an Employee, Director or Consultant who has been granted one or more Awards hereunder.

(ee) ***"Performance Awards"*** shall mean Awards described in Section 8.

(ff) ***"Permitted Transferee"*** has the meaning provided such term in Section 13.

(gg) ***"Person"*** means any individual or other natural person, partnership, corporation, limited liability company, group, trust or other legal entity.

(hh) ***"Plan"*** shall have the meaning set forth in Section 1.1 hereto.

(ii) ***"Primary Stock Exchange"*** means a Stock Exchange where the majority of the trading volume and value of the shares of Stock has occurred for the five (5) trading days immediately preceding the relevant date.

(jj) ***"Prior Plans"*** shall have the meaning of such term as provided in Section 1.1 hereof.

(kk) "***Retirement***" means, unless otherwise defined in the Award Agreement, the Participant's termination of employment after age 65 and 10 years of service with the Company or Company Affiliate.

(ll) ***"Restricted Stock"*** shall mean an Award granted to a Participant pursuant to Section 7 hereof.

(mm) ***"Restriction Period"*** means the period of time determined by the Committee and set forth in the Award Agreement during which the transfer of Restricted Stock by the Participant is restricted.

(nn) ***"Rule 16b-3"*** means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(oo) "***Section 409A Plan***" shall have the meaning described in Section 24.

(pp) ***"Securities Act"*** means the Securities Act of 1933, as amended.

(qq) ***"Security Based Compensation Arrangement"*** shall have the meaning described in Section 27.

(rr) ***"Service"*** means a Participant's employment or service with the Company or any of its Affiliates, whether in the capacity of an Employee, a Director or a Consultant. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or Affiliate (or in the case of an Incentive Stock Option, including the Parent or Subsidiary of the Company) or a change in the Company or Affiliate (or in the case of an Incentive Stock Option, including the Parent or Subsidiary of the Company) for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service with the Company or an Affiliate (or in the case of an Incentive Stock Option, including the Parent or Subsidiary of the Company) shall not be deemed to have terminated if the Participant takes any military leave, temporary illness leave, authorized vacation or other bona fide leave of absence; provided, however, that if any such leave exceeds three (3) months, the Participant's Service shall be deemed to have terminated unless the Participant's right to return to Service with the Company is provided by either statute or contract or Board approval. Notwithstanding the foregoing, unless otherwise designated by the Company or provided by statute or contract, a leave of absence shall not be treated as Service. The Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the company for which the Participant performs Service ceasing to be the Company or an Affiliate (or in the case of an Incentive Stock Option, including the Parent or Subsidiary of the Company). Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination, and provided further that with respect to an Incentive Stock Option, Service shall be consistent with the employment requirements of Code Sections 422 and 424 for tax treatment as an Incentive Stock Option. In addition, to the extent required by the TSX Company Manual, Service shall have the meaning of a service provider in Section 613(b) Part VI of the TSX Company Manual. Notwithstanding

the foregoing, with respect to any Award that is subject to 409A, separation from service shall be determined by the Committee under the applicable rules of Code Section 409A.

(ss) ***"Stock"*** means the common shares of the Company, no par value per share, as adjusted from time to time in accordance with Section 4.2 or Section 25 hereto.

(tt) ***"Stock Appreciation Right"*** or ***"SAR"*** shall mean a stock-based right granted under Section 8.1.

(uu) ***"Stock Exchange"*** means the TSX, the NASDAQ and, if the Stock is listed and posted for trading on another national securities exchange, the national securities exchange(s) on which the Stock is listed or posted for trading.

(vv) ***"Subsidiary"*** means any corporation (whether now or hereafter existing) which constitutes a "***subsidiary***" of the Company, as defined in Section 424(f) of the Code.

(ww) ***"Substitute Awards"*** shall have the meaning in Section 4.1.

(xx) ***"Ten Percent Owner Participant"*** means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or Parent or Subsidiary within the meaning of Section 422(b)(6) of the Code.

(yy) ***"Term"*** shall have the meaning described in Section 15.

(zz) ***Treasury Regulations*** shall means all applicable regulations issued by the Internal Revenue Service as amended from time to time.

(zz) ***"TSX"*** shall mean the Toronto Stock Exchange.

(aaa) ***"TSX Company Manual"*** shall mean the TSX Company Manual published by the TSX setting out requirements related to listed companies, as amended and updated from time to time.

2.2 Construction

Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Words of the masculine gender shall include the feminine and neuter, and vice versa. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise. Section headings as used herein are inserted solely for convenience and reference and do not constitute any part of the interpretation or construction of the Plan.

SECTION 3

ADMINISTRATION

3.1 Administration by the Committee

The Plan shall be administered by the Committee. All questions of interpretation of the Plan, construction of its terms, or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all Persons having an interest in the Plan or such Award.

3.2 Authority of Officers

Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Powers of the Committee

In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the Persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;

(b) to designate Awards as Restricted Stock or Options or Other Stock-Based Awards or Performance Awards or Dividends or Dividend Equivalents, and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c) to determine the Fair Market Value of shares of Stock or the fair market value of other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares of Stock acquired upon the exercise and/or vesting thereof, including, without limitation, (i) the exercise price of the Option or Stock Appreciation Right, (ii) the method of payment for shares of Stock purchased upon the exercise and/or vesting of an Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Award or such shares of Stock, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions, including but not limited to performance goals, the exercisability of the Award or the vesting of any shares of Stock, (v) the time of the expiration of the Award, (vi) the effect of the Participant's termination of Service on any of the foregoing, (vii) the provision for electronic delivery of Awards and/or book entry of Awards, and (viii) all other terms, conditions and restrictions applicable to the Award or such shares of Stock not inconsistent with the terms of the Plan;

(e) to approve one or more forms of Award Agreement;

(f) to amend, modify, extend, cancel, or renew any provision of any Award, or to waive any restrictions or conditions applicable to any Award or any shares of Stock acquired upon the exercise thereof; provided, however, that no such amendment, modification, extension or cancellation shall materially adversely affect a Participant's Award without a Participant's consent;

(g) to accelerate, continue, extend or defer the exercisability and/or vesting of any Award, including with respect to the period following a Participant's termination of Service;

(h) to add or amend a Cashless Exercise provision attaching to any Award;

(i) to add or amend a financial assistance provision attaching to any Award;

(j) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(l) notwithstanding the foregoing, except as provided in Sections 4.1, 4.2, 4.3 and Section 25, the terms of an outstanding Award may not be amended by the Committee, without approval of the Company's stockholders, to: reprice an Award or otherwise (i) reduce the exercise price of an outstanding Option or reduce the exercise price of an outstanding Stock Appreciation Right, (ii) cancel an outstanding Option or outstanding Stock Appreciation Right in exchange for other Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the cancelled Option or the cancelled Stock Appreciation Right, as applicable, or (iii) cancel an outstanding Option with an exercise price that is greater than the Fair Market Value of a share of Stock on the date of cancellation or cancel an outstanding Stock Appreciation Right with an exercise price that is greater than the Fair Market Value of a share of Stock on the date of cancellation in exchange for cash or another Award. In addition, no Option reloading will be permitted.

3.4 Administration with Respect to Insiders

With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3 (if Insiders are then subject to Section 16 of the Exchange Act) and all other applicable laws, including any required Black-Out Periods. At any time the Company is required to comply with Securities Regulation BTR, all transactions under this Plan respecting the Company's securities shall comply with Securities Regulation BTR and the Company's insider trading policies, as revised from time to time, or such other similar Company policies, including but not limited to policies relating to Black-Out Periods. Any ambiguities or inconsistencies in the construction of an Award shall be

interpreted to give effect to such limitation. To the extent any provision of the Plan or Award Agreement or action by the Committee or Company fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

3.5 Indemnification

EACH PERSON WHO IS OR WAS A MEMBER OF THE BOARD OR THE COMMITTEE SHALL BE INDEMNIFIED BY THE COMPANY AGAINST AND FROM ANY DAMAGE, LOSS, LIABILITY, COST AND EXPENSE THAT MAY BE IMPOSED UPON OR REASONABLY INCURRED BY HIM IN CONNECTION WITH OR RESULTING FROM ANY CLAIM, ACTION, SUIT, OR PROCEEDING TO WHICH HE MAY BE A PARTY OR IN WHICH HE MAY BE INVOLVED BY REASON OF ANY ACTION TAKEN OR FAILURE TO ACT UNDER THE PLAN (INCLUDING SUCH INDEMNIFICATION FOR A PERSON'S OWN, SOLE, CONCURRENT OR JOINT NEGLIGENCE OR STRICT LIABILITY), EXCEPT FOR ANY SUCH ACT OR OMISSION CONSTITUTING WILLFUL OR INTENTIONAL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE. SUCH PERSON SHALL BE INDEMNIFIED BY THE COMPANY FOR ALL AMOUNTS PAID BY HIM IN SETTLEMENT THEREOF, WITH THE COMPANY'S APPROVAL, OR PAID BY HIM IN SATISFACTION OF ANY JUDGMENT IN ANY SUCH ACTION, SUIT, OR PROCEEDING AGAINST HIM, PROVIDED HE SHALL GIVE THE COMPANY AN OPPORTUNITY, AT ITS OWN EXPENSE, TO HANDLE AND DEFEND THE SAME BEFORE HE UNDERTAKES TO HANDLE AND DEFEND IT ON HIS OWN BEHALF. THE FOREGOING RIGHT OF INDEMNIFICATION SHALL NOT BE EXCLUSIVE OF ANY OTHER RIGHTS OF INDEMNIFICATION TO WHICH SUCH PERSONS MAY BE ENTITLED UNDER THE COMPANY'S NOTICE OF ARTICLES PURSUANT TO THE BCBCA OR THE BCBCA ARTICLES, AS A MATTER OF LAW, OR OTHERWISE, OR ANY POWER THAT THE COMPANY MAY HAVE TO INDEMNIFY THEM OR HOLD THEM HARMLESS.

SECTION 4

SHARES SUBJECT TO PLAN

4.1 Maximum Number of Shares Issuable

Subject to adjustment as provided in Section 4.2, Section 4.3 and Section 25, the maximum aggregate number of shares of Stock that may be available for Awards and issuance and reserved for issuance, at any time, under this Plan and under any other Security Based Compensation Arrangement adopted by the Company, including the Prior Plans, shall not exceed twenty percent (20%) of the issued and outstanding shares of Stock on the Effective Date, which is 7,758,212 and may consist of any of the following: shares of Stock held in treasury of the Company, shares of Stock authorized but unissued or shares of Stock reacquired by the Company or any combination of the foregoing. The maximum aggregate number of such shares of Stock authorized for issuance in the foregoing sentence that may be issued as Incentive Stock Options shall be 2.6 million shares of Stock. Shares of Stock of an outstanding Award that for any reason expire or are terminated, forfeited or canceled shall again be available for issuance under the Plan; provided, however, that amounts withheld for taxes or withheld for the purchase price for Options or SARs shall not again

be available for issuance under the Plan, but shares of Stock withheld and not issued to a Participant in order to satisfy the purchase price or for the payment of taxes for Restricted Stock, Performance Awards or Other Stock-Based Awards (other than an Option or SAR) shall be available for issuance under the Plan. Notwithstanding anything herein to the contrary, any Stock forfeited, cancelled or otherwise not issued for any reason under the awards of the Prior Plans shall be available for grants under this Plan in addition to the total amount authorized in the first sentence hereof. Awards that by their terms are to be settled solely in cash shall not be counted against the number of shares of Stock available for the issuance of Awards under the Plan.

4.2 Adjustments for Changes in Capital Structure

In the event of any stock Dividend or extraordinary cash Dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Awards, and in the exercise price per share of any outstanding Awards and with respect to Options, if applicable, in accordance with Code Sections 424 and 409A. If a majority of the shares of Stock, which are of the same class as the shares of Stock that are subject to outstanding Awards, are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another company (the "***New Shares***"), the Committee may, in its sole discretion, unilaterally amend the outstanding Awards to provide that such Awards are exercisable for New Shares. In the event of any such amendment, the number of shares of Stock subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion, and with respect to Options in accordance with Code Sections 424 and 409A and the regulations thereunder. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

4.3 Shares Available for Awards and Payouts

(a) The following Awards and payouts shall reduce, on a one share for one share basis, the number of shares of Stock authorized for issuance under Section 4.1 of the Plan:

(i) Options;

(ii) SARs (except a tandem SAR);

(iii) Restricted Stock;

(iv) A payout of an Other Stock-Based Award in shares of Stock (other than for a SAR or Option);

(v) A payout of Performance Awards in shares of Stock; and

(vi) Any Dividend or Dividend Equivalents.

Notwithstanding the foregoing, any Award that is payable solely in cash shall not reduce the number of shares of Stock authorized under Section 4.1.

(b) Shares of Stock shall be restored to the Plan on the same basis for which the type of Award reduced the number of shares of Stock authorized for issuance under Section 4.1 as follows:

(i) A payout of a SAR, tandem SAR, Restricted Stock Award, Performance Award or Other Stock-Based Award in the form of cash; and

(ii) Except as expressly provided in Section 4.1, a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding tandem SAR) of any shares of Stock subject to an Award.

(c) Notwithstanding the foregoing, shares of Stock not issued or delivered as a result of net settlement of an Award that is a SAR or Option or shares used to pay the exercise price or withholding taxes related to an outstanding SAR or Option or shares of Stock repurchased on the open market with the proceeds of an exercise price for a SAR or Option shall not be restored to the Plan or made available for issuance for Awards under the Plan.

SECTION 5

ELIGIBILITY AND AWARD LIMITATIONS

5.1 Persons Eligible for Awards

Awards may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, ***"Employees," "Consultants,"*** and ***"Directors"*** shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of employment or other service relationships with the Company subject to their actual commencement of Service. Eligible Persons may be granted more than one (1) Award. Eligibility in accordance with this Section shall not entitle any Person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.2 Award Agreements

Each Participant to whom an Award is granted shall be required to enter into an Award Agreement with the Company, in such a form as is provided by the Committee. The Award Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Participant's particular Award. Such terms need not be uniform among all Participants or any similarly situated Participants. The Award Agreement may include, without limitation, vesting, forfeiture and other provisions specific to the particular Participant's Award, as well as, for example, provisions to the effect that the Participant (i) shall not disclose any confidential information acquired during employment with the Company or while providing service to the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other Service of any Employee or service provider of the Company, (iv) shall not

compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, (vii) shall be subject to transfer restrictions respecting the Award or Stock, (viii) shall be subject to any other agreement between the Participant and the Company regarding shares of Stock that may be acquired under an Award including, without limitation, an agreement restricting the transferability of the Award or shares of Stock by Participant or any other restrictions or requirements of any stockholders' agreement that is in effect from time to time, or (ix) shall abide by any Company clawback policies as may be in effect from time to time, or that the Award shall be subject to any provisions or definitions the Committee deems necessary or desirable to comply with Code Section 409A. An Award Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Participant.

5.3 Award Grant Restrictions

Any Person who is not an Employee on the effective date of the grant of an Award to such Person may be granted only a Nonstatutory Stock Option, Restricted Stock or Other Stock-Based Award. An Incentive Stock Option Award granted to an Employee of the Company, or its Parent or Subsidiary, or to a prospective Employee of the Company, or its Parent or its Subsidiary upon the condition that such Person become an Employee shall be deemed granted effective on the date such Person commences Service as an Employee with the Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.4 Fair Market Value Limitations for Incentive Stock Options

To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Company or Parent or Subsidiary as defined in Code Section 422, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having an aggregate Fair Market Value greater than one hundred thousand dollars (U.S. $100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.4, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.4, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.4, the Company at the request of the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate shares of Stock representing each such portion shall be issued upon the exercise of the Option.

5.5 Repurchase Rights, Right of First Refusal and Other Restrictions on Stock

Shares of Stock issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions pursuant to a contract entered into by the

Company and its stockholders or otherwise as determined by the Committee or as provided in the Award Agreement, in the Committee's discretion. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more Persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement, including but not limited to, the Award Agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all shares of Stock acquired hereunder for the placement of appropriate legends evidencing any such transfer restrictions, if applicable.

5.6 Minimum Vesting Periods

All Awards shall have a minimum of a one (1) year of Service vesting period for exercise and/or payment whether based on the Participant's provision of Services or performance criteria; provided however, that the Committee in its discretion may provide that such minimum one (1) year period may lapse or be waived as specified in the Award Agreement or otherwise waived by the Committee in accordance with Code Section 409A in connection with or following a Participant's death, Disability or termination of service or upon a Change in Control, and provided further that with respect to Director Awards such minimum vesting shall be the earlier of one (1) year of Service or the date of the Company's next annual stockholders' meeting following the date of the grant of the Award.

SECTION 6

TERMS AND CONDITIONS OF OPTIONS

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by an Award Agreement. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price

The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) subject to adjustments permitted under the Plan under Section 4.2 and Section 25, and other than with respect to Substitute Awards, the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner Participant shall have an exercise price per share of Stock less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another Option in a manner qualifying under the provisions of Sections 424 and 409A of the Code and subject to compliance with the rules of the TSX.

6.2 Exercisability, Vesting and Term of Options

(a) ***Exercisability***. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (ii) no Incentive Stock Option granted to a Ten Percent Owner Participant shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (iii) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such Person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

(b) ***Vesting***. The Committee shall specify the vesting schedule, if any, in the applicable Award Agreement.

(c) ***Incentive Stock Options***. Unless otherwise provided in the Award Agreement with respect to death or Disability of the Participant, the Incentive Stock Options may only be exercised within three (3) months after the Participant's termination of Service.

6.3 Payment of Exercise Price

(a) ***Forms of Consideration Authorized***. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made in cash, by check or cash equivalent or upon approval by the Committee in its sole discretion by any of the following (i) subject to Section 6.3(b)(i) below, by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price; (ii) subject to the Company's rights set forth in Section 6.3(b)(ii) below, by causing the Company to withhold from the shares of Stock issuable upon the exercise of the Option the number of whole shares of Stock having a Fair Market Value, as determined by the Company, not less than the exercise price (a "***Cashless Exercise***"); (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law; or (iv) by any combination of cash and any of the foregoing or any combination of (i) through (iii) thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) ***Limitations on Forms of Consideration.***

(i) **Tender of Stock.** Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the

provisions of any law, regulation or agreement restricting the redemption of the Stock.

(ii) **Cashless Exercise.** The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise in order to comply with applicable law.

SECTION 7

RESTRICTED STOCK

7.1 Award of Restricted Stock

(a) ***Grant***. In consideration of the performance of Service by any Participant who is an Employee, Consultant or Director, Stock may be awarded under the Plan by the Committee as Restricted Stock with such restrictions during the Restriction Period as the Committee may designate in its discretion, any of which restrictions may differ with respect to each particular Participant. Restricted Stock may also be awarded as an Other Stock-Based Award subject to performance goals under Section 8.2. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Award Agreement.

(b) ***Immediate Transfer Without Immediate Delivery of Restricted Stock***. Unless otherwise specified in the Participant's Award Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the shares of Restricted Stock to the Participant in consideration of the performance of Service as an Employee, Consultant or Director, as applicable, entitling such Participant to all voting and other ownership rights in such shares of Stock, except that any Dividends awarded and payable shall be subject to a separate Award.

As specified in the Award Agreement, a Restricted Stock Award may limit the Participant's Dividend and voting rights during the Restriction Period in which the shares of Restricted Stock are subject to a "***substantial risk of forfeiture***" (within the meaning given to such term under Code Section 83) and restrictions on transfer. In the Award Agreement, the Committee may apply any restrictions to Dividends that the Committee deems appropriate.

7.2 Restrictions

(a) ***Forfeiture of Restricted Stock***. Restricted Stock awarded to a Participant may be subject to the following restrictions until the expiration of the Restriction Period: (i) a restriction that constitutes a substantial risk of forfeiture (as defined in Code Section 83), and a restriction on transferability; and (ii) any other restrictions, including restrictions that do not constitute a substantial risk of forfeiture restriction or a restriction on transferability that the Committee determines in advance are appropriate, and may include, without

limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee. Any such restrictions shall be set forth in the particular Participant's Award Agreement. Unless otherwise specified by the Committee in the Award Agreement, the Restricted Stock that is subject to restrictions which are not satisfied shall be forfeited and all rights of the Participant to such Stock shall terminate.

(b) ***Issuance of Restricted Stock***. Reasonably promptly after the date of grant with respect to shares of Restricted Stock, the Company shall take the actions as it determines necessary in its sole discretion to cause the Stock to be issued subject to the forfeiture provisions and other requirements as the Committee determines necessary. Stock awarded pursuant to a grant of Restricted Stock may be evidenced in a manner as the Committee shall deem appropriate, including without limitation book entry, shares of Restricted Stock issued in the name of the Participant and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates), or in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired or the Committee may provide for the transfer of the shares of Restricted Stock to a transfer agent on behalf of the Participant pursuant to terms as determined by the Committee to maintain the restricted status of the shares until vested. If the Company issues a Stock certificate, registered in the name of the Participant to whom such shares of Restricted Stock were granted, evidencing such shares, the Company shall not cause to be issued such a Stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares of Stock. Each such Stock certificate shall bear the following legend or any other legend approved by the Company:

> *The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Plan and an Award Agreement entered into between the registered owner of such shares and Viemed Healthcare, Inc. A copy of the Plan and Award Agreement are on file in the corporate offices of Viemed Healthcare, Inc.*

Such legend shall not be removed from the certificate evidencing such shares of Restricted Stock until such shares vest pursuant to the terms of the Award Agreement.

(c) ***Vesting***. The Award Agreement shall specify the vesting schedule.

(d) ***Removal of Restrictions***. The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is appropriate.

7.3 Issuance of Stock

Subject to withholding taxes under Section 10 and to the terms of the Award Agreement, upon the lapse of the forfeiture restrictions as set forth in the Agreement, the unrestricted shares of Stock shall be evidenced in such manner as determined by the Committee and shall be issued

to the Participant promptly after the restrictions have lapsed in a manner as determined by the Committee in its sole discretion.

SECTION 8

OTHER STOCK-BASED AWARDS, PERFORMANCE AWARDS AND DIVIDENDS, OR DIVIDEND EQUIVALENTS

8.1 Grant of Other Stock-Based and Performance Awards

Other Stock-Based Awards may be awarded by the Committee to selected Participants that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan and the goals of the Company. Performance Awards may be granted by the Committee in its sole discretion awarding cash or Stock (including Restricted Stock) or a combination thereof based upon the achievement of goals as determined by the Committee. Types of Other Stock-Based Awards or Performance Awards include, without limitation, purchase rights, phantom stock, Stock Appreciation Rights, restricted stock units, performance units, Restricted Stock or Stock subject to performance goals, shares of Stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures related to the Stock, other rights convertible into shares of Stock, Awards valued by reference to the value of Stock or the performance of the Company or a specified Subsidiary, Affiliate division or department, Awards based upon performance goals established by the Committee and settlement in cancellation of rights of any Person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Subsidiary. Stock Appreciation Rights will be subject to the same terms as Nonstatutory Stock Options as provided in Section 6 hereof unless otherwise provided in the Award Agreement. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Awards. Other Stock-Based Awards and Performance Awards may be paid in Stock, cash or a combination thereof.

8.2 Other Stock-Based Award and Performance Awards Terms

(a) ***Written Agreement.*** The terms and conditions of each grant of an Other Stock-Based Award or Performance Award shall be evidenced by an Award Agreement.

(b) ***Purchase Price.*** To the extent that a Stock Appreciation Right is intended to be exempt from Code Section 409A, the exercise price per share of Stock shall not be less than one hundred percent (100%) of Fair Market Value of a share of Stock on the date of the grant of the Stock Appreciation Right and the terms of the Award Agreement shall otherwise comply with Code Section 409A.

(c) ***Performance Goals and Other Terms***. In its discretion, the Committee may specify such criteria, periods or performance goals for vesting in Other Stock-Based Awards or Performance Awards and/or payment thereof to the Participant as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee. All terms and conditions of Other Stock-Based Awards and Performance Awards shall be determined by the Committee and set forth in the Award Agreement.

(d) ***Modification***. If the Committee determines, in its discretion exercised in good faith, that the established performance measures or objectives are no longer suitable to the Company's objectives because of a change in the Company's business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the performance measures and objectives to the extent it considers such modification to be necessary.

(e) ***Payment.*** Other Stock-Based Awards or Performance Awards may be paid in shares of Stock, cash or other consideration or a combination thereof related to such shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Award Agreement.

8.3 Dividends or Dividend Equivalents

The terms of any Award granted under the Plan shall be set forth in an Award Agreement, as determined by the Committee in its sole discretion, whether such Awards (other than Options and Stock Appreciation Rights) shall receive dividends or amounts equivalent to cash, Stock or other property as dividends on Stock ("***Dividends***" or "***Dividend Equivalents***") with respect to the number of shares of Stock covered by the Award; provided, however, any Dividends or Dividend Equivalents with respect to shares of Stock covered by an Award shall be subject to restrictions and risk of forfeiture to the same extent as those shares of Stock covered by the Award with respect to such Dividends or Dividend Equivalents. Notwithstanding the foregoing, in no event will Dividends or Dividend Equivalents be awarded with respect to an Option or Stock Appreciation Rights.

8.4 Limitations for Director Awards

Subject to adjustments pursuant to Sections 4.2, 4.3 and 25, the amount of Awards granted to each Director in a calendar year shall not exceed five hundred thousand dollars (U.S. $500,000) in value of the aggregate of Stock and cash Awards.

SECTION 9

EFFECT OF TERMINATION OF SERVICE

9.1 Option Exercisability and Award Vesting

Subject to earlier termination of the Option or other Award as otherwise provided herein and unless otherwise provided by the Committee in the Award Agreement, an Award and Option shall be vested and an Option shall be exercisable after a Participant's termination of Service only during the applicable time period determined in accordance with this Section 9.1 and thereafter shall terminate:

(a) ***Disability or Death.*** If the Participant's Service terminates because of the Disability or death of the Participant, the unvested portion of any Award shall be forfeited and terminated and the vested portion of an Option may be exercised by the Participant or the applicable of his guardian or legal representative or estate for a period of three (3) months after the date on which the Participant's Service terminated due to Disability or one

(1) year after the date on which the Participant's Service terminated due to death, respectively, but in any event no later than the date of expiration of the Option's term, which in no event shall exceed ten (10) years from the date of grant, as set forth in the Award Agreement evidencing such Option (the "***Option Expiration Date***").

(b) ***Change in Control.*** Subject to Section 25, upon a termination of service after a Change in Control then (i) the vested portion of the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of three (3) months after the date on which the Participant's Service terminated without Cause, but in any event no later than the Option Expiration Date, and (ii) the exercisability and vesting of the Option or other Award and any shares of Stock acquired upon the exercise thereof may otherwise be accelerated effective as of the date on which the Participant's Service is terminated, to such extent, if any, as shall have been determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option or other Award.

(c) ***Termination for Cause.*** The effect of a termination for Cause shall be specified in the Award Agreement.

(d) ***Other Termination of Service.*** If the Participant's Service terminates for any other reason (including Retirement), except Disability, death, termination after a Change in Control, or Cause, any Award or Option, to the extent unvested shall be forfeited by the Participant on the date on which the Participant's Service is terminated, and any vested Option may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

9.2 Extension of Option if Exercise Prevented by Law or Black-Out Period

(a) ***Exercise Prevented by Law.*** Notwithstanding the foregoing, other than termination for Cause, if the exercise of a Nonstatutory Stock Option within the applicable time periods set forth in Section 9.1 is prevented by the provisions of Section 12 below to the fullest extent permitted under Code Section 409A to be exempt from deferred compensation and to not be treated as a grant of a new Award, the Option shall remain exercisable until thirty (30) days (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date subject to the requirements of Code Section 409A.

(b) ***Exercise Prevented by Blackout.*** To the fullest extent permitted under Code Section 409A to be exempt from deferred compensation or to not be treated as a new Award, should the expiration date for a Nonstatutory Stock Option fall within a Black-Out Period or within nine (9) business days following the expiration of a Black-Out Period, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth (10th) business day after the end of the Black-Out Period, such tenth

(10th) business day to be considered the expiration date for such Option for all purposes under the Plan.

9.3 Extension if Participant Subject to Section 16(b)

Notwithstanding the foregoing, other than termination for Cause, if a sale within the applicable time periods set forth in Section 9.1 of shares of Stock acquired upon the exercise of the Nonstatutory Stock Option would subject the Participant to liability under Section 16(b) of the Exchange Act, the Option (if exercisable) shall remain exercisable to the extent permitted by Code Section 409A for Options exempt from the deferred compensation requirements of Code Section 409A and to not be treated as a new Award until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such liability or (ii) the Option Expiration Date.

SECTION 10

WITHHOLDING TAXES

10.1 Tax Withholding

All Awards are subject to, and the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, provincial, territorial and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Award hereunder and all Awards are subject to the Company's right hereunder.

10.2 Share Withholding

With respect to tax withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Awards, the Committee in its discretion, may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction (or such higher amount if consistent with the equity treatment of the Award under the applicable accounting rules). All such elections shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate. Any fraction of a share of Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Participant or rounded down as determined by the Committee to the extent consistent with accounting rules.

10.3 Incentive Stock Options

With respect to shares of Stock received by a Participant pursuant to the exercise of an Incentive Stock Option, if such Participant disposes of any such shares within (i) two (2) years from the date of grant of such Option or (ii) one (1) year after the transfer of such shares to the Participant, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Participant an amount sufficient to satisfy federal,

state, provincial, territorial and local tax withholding requirements attributable to such disqualifying disposition.

SECTION 11

PROVISION OF INFORMATION

Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the holders of the common shares.

SECTION 12

COMPLIANCE WITH SECURITIES LAW, OTHER APPLICABLE LAWS AND COMPANY POLICIES

The Plan, Award Agreements, the grant of Awards and the issuance of shares of Stock shall be subject to compliance with all applicable requirements of United States federal and state law and Canadian and other foreign law with respect to securities and all other applicable laws, regulations and requirements of any stock exchange or market system upon which the Stock is listed or traded. Options and Stock Appreciation Rights may not be exercised and Stock may not be issued if the issuance of shares of Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of the Stock Exchange or any stock exchange or market system upon which the Stock may then be listed. In addition, no Option or Stock Appreciation Right may be exercised and no shares of Stock may be issued unless (a) a registration statement under the Securities Act shall at the time be in effect with respect to the shares issuable or (b) in the opinion of legal counsel to the Company, the shares issuable may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. If the shares of Stock issuable pursuant to an Award are not registered under the Securities Act, the Company may imprint on the certificate for such shares the following legend or any other legend which legal counsel for the Company considers necessary or advisable to comply with the Securities Act:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option or Stock Appreciation Right, or the issuance of shares of Stock, the Company may require the Participant to satisfy any qualifications that may

be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

Unless otherwise specifically provided in an Award Agreement, all Awards and all shares of stock issued and any payments are subject to the Company's clawback policies adopted by the Company at any time and as amended from time to time.

SECTION 13

NONTRANSFERABILITY OF AWARDS AND STOCK

During the lifetime of the Participant, an Award shall be exercisable only by the Participant or the Participant's guardian or legal representative. Subject to the provisions in this Section 13, an Award may be assignable or transferable by the Participant only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, and only if it is so specified in the Award Agreement; provided, however, that an Incentive Stock Option may only be assignable or transferable by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee in the Award Agreement, and in accordance with applicable law, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act. However, the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any Person sharing the Participant's household (other than a tenant or Employee of the Company), a trust in which these Persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these Persons (or the Participant) control the management of assets, or any other entity in which these Persons (or the Participant) own more than fifty percent (50%) of the voting interests (collectively, "***Permitted Transferees***"); provided further that, (a) there may be no consideration for any such transfer and (b) subsequent transfers of Options transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option and transfers to other Permitted Transferees of the original holder.

SECTION 14

NONCOMPETITIVE ACTIONS

The Committee may provide in an Award Agreement a requirement to enter into a noncompetition agreement in connection with the Award or the effect of a violation of a noncompetition agreement on an Award.

SECTION 15

TERMINATION OR AMENDMENT OF PLAN

The Committee may terminate, suspend or amend the Plan at any time in accordance with Section 3.3 and this Section 15. However, no grant of Awards shall be made after the tenth (10th) anniversary of the Effective Date (the "***Term***"). Subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's stockholders within the time required, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4 or Section 25), (b) no change in the class of Persons eligible to receive Awards or purchase Stock under the Plan, or to extend the Term of the Plan, (c) no repricing of an Option or SAR or other amendment as provided in Section 3.3(l) (except by operation of Sections 4 or 25 hereof), (d) no amendment to the Plan amendment provisions set forth in Section 3.3 or this Section 15 which is not an amendment within the nature of Section 3.3(j) or Section 3.3(k), and (e) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule or the stock exchange or market system on which the Stock is traded. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee or otherwise provided in the Plan. In any event, no termination or amendment of the Plan may materially adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Award designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule, including Code Section 409A or as otherwise permitted under the Plan, including upon a Change in Control.

SECTION 16

STOCKHOLDER APPROVAL

The Viemed Healthcare, Inc. 2020 Long Term Incentive Plan was approved by the Board effective as of the Effective Date subject to Company stockholder approval on the Effective Date.

SECTION 17

NO GUARANTEE OF TAX CONSEQUENCES

None of the Company, the Board or the Committee makes any commitment or guarantee that any federal, state, provincial, territorial or local tax treatment will apply or be available to any Person participating or eligible to participate hereunder.

SECTION 18

SEVERABILITY

In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions

of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

SECTION 19

GOVERNING LAW

The Plan and Awards shall be interpreted, construed and constructed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States to the extent superseded by the federal laws of Canada or the laws of the Province of British Columbia. Notwithstanding the foregoing, any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved solely and exclusively by the state and federal courts in Lafayette, Louisiana.

SECTION 20

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

SECTION 21

RIGHTS AS A STOCKHOLDER

The holder of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by the Award until the date the Stock is issued to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for Dividends or other rights for which the record date is prior to the date such Stock is issued.

SECTION 22

NO SPECIAL EMPLOYMENT OR SERVICE RIGHTS

Nothing contained in the Plan or Award Agreement shall confer upon any Participant receiving a grant of any Award any right with respect to the continuation of his or her Service or interfere in any way with the right of the Company (or a Company Affiliate), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of any Award.

SECTION 23

REORGANIZATION OF COMPANY

The existence of an Award shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares of Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 24

CODE SECTION 409A

To the extent that any Award is deferred compensation subject to Code Section 409A, the Award Agreement shall comply and all such Awards shall be interpreted to comply with the requirements of Code Section 409A including, without limitation, to the extent required using applicable definitions from Code Section 409A, and to the extent required by Code Section 409A, using a more restrictive definition of Change in Control to comply with Code Section 409A or a more restrictive definition of Disability as provided in Code Section 409A. To the extent an Award is deferred compensation subject to Code Section 409A, the Award shall specify a time and form of payment schedule. In addition if any Award constitutes deferred compensation under Section 409A of the Code (a "***Section 409A Plan***"), then the Award shall be subject to the following requirements, if and to the extent required to comply with Code Section 409A, and as determined by the Committee and specified in the Award Agreement:

(a) Payments under the Section 409A Plan may not be made earlier than (i) the Participant's separation from service, (ii) the date of the Participant's Disability, (iii) the Participant's death, (iv) a specified time (or pursuant to a fixed schedule) specified in the Notice of Grant of an Award at the date of the deferral of such compensation, (v) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or (vi) the occurrence of an unforeseeable emergency;

(b) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service; and

(c) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code.

With respect to any Award that is subject to Code Section 409A, in the case of any Participant who is a specified employee, a distribution on account of a separation from service may not be made before the date which is six (6) months after the date of the Participant's separation from service (or, if earlier, the date of the Participant's death). For purposes of the

foregoing, the terms "***separation from service***" and "***specified employee***", all shall be defined in the same manner as those terms are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award as determined by the Committee. If an Award is subject to Code Section 409A, as determined by the Committee, the Committee may interpret or amend any Award to comply with Code Section 409A without a Participant's consent even if such amendment would have an adverse effect on a Participant's Award. With respect to an Award that is subject to Code Section 409A, the Board may amend or interpret the Plan as it deems necessary to comply with Section 409A, including, without limitation, limiting the Committee's or Company's discretion with respect to an Award that constitutes deferred compensation to the extent it would violate Code Section 409A, and no Participant consent shall be required even if such an amendment would have an adverse effect on a Participant's Award. Notwithstanding the foregoing, none of the Company, the Committee, any Company Affiliate or their directors, members, officers, employees or agents of any of the foregoing guarantee or are responsible for the tax consequences to a Participant for an Award including, without limitation, an excise tax under Code Section 409A.

SECTION 25

ASSUMPTIONS OF AWARDS AND ADJUSTMENTS UPON A CHANGE IN CONTROL

(a) ***Assumption under the Plan of Outstanding Substitute Awards.*** Notwithstanding any other provision of the Plan, the Committee, in its absolute discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based Substitute Awards. Any such action shall be upon such terms and conditions as the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder's rights under the previously granted and unexercised option or other stock-based Substitute Award, such as, for example, retaining the treatment as an Option under this Plan.

(b) ***Assumption of Awards by a Successor.*** Subject to the accelerated vesting in any Award Agreement that applies in the event of a Change in Control, in the event of a Corporate Event (defined below), each Participant shall be entitled to receive, in lieu of the number of shares of Stock subject to Awards, such shares of capital stock or other securities or property as may be issuable or payable with respect to or in exchange for the number of shares of Stock which Participant would have received had he exercised the Award immediately prior to such Corporate Event, together with any adjustments (including, without limitation, adjustments to the option price and the number of Shares issuable on exercise of outstanding Options). For this purpose, shares of Restricted Stock shall be treated the same as unrestricted outstanding shares of Stock. A "***Corporate Event***" means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding shares of Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof), or (iv) if so determined by the Committee,

any other "***corporate transaction***" as defined in Code Sections 424 or Code Section 409A. The Committee shall take whatever other action it deems appropriate to preserve the rights of Participants holding outstanding Awards, including, without limitation, to continue the exemption from deferred compensation treatment under Code Section 409A.

(c) Notwithstanding Section 25(b), if a Change in Control occurs, except a Change in Control solely on account of Section 2.1(h)(ii), then the Committee, at its sole discretion, shall have the power and right to (but subject to any accelerated vesting specified in an Award Agreement):

(i) cancel, effective immediately prior to or upon the occurrence of the Change in Control, each outstanding Award (whether or not then vested or exercisable) (including the cancellation of any Options for which the exercise price is greater than the consideration to be received), and with respect to Options and SARs that currently have an exercise price less than the consideration to be received immediately prior to the Change in Control, pay to the Participant an amount in cash equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holders of Stock as a result of such Change in Control over (ii) the exercise price of such Award, if any; provided, however, this subsection shall be inapplicable to an Award granted within six (6) months before the occurrence of the Change in Control but only if the Participant is an Insider and such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the Insider under Section 16(b) of the Exchange Act) and, in that event, the provisions hereof shall be applicable to such Award after the expiration of six (6) months from the date of grant;

(ii) provide for the exchange or substitution of each Award outstanding immediately prior to or upon such Change in Control (whether or not then vested or exercisable) for another award with respect to the Stock or other property for which such Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the exercise price of the Award, if any, or in the number of shares of Stock or amount of property (including cash) subject to the Award; or

(iii) provide for assumption of the Plan and such outstanding Awards by the surviving entity or its parent.

The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Section 25. Notwithstanding any other provision of this Plan, this Section 25 shall not apply with respect to any deferred compensation held by a Canadian Participant where such deferred compensation is governed under regulation 6801(d) of the ITA or any successor to such provision.

SECTION 26

PERSONS RESIDING OUTSIDE OF THE UNITED STATES

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which Persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to Persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable—any subplans and modifications to Plan terms and procedures established under this Section 26 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any other applicable securities law or governing statute or any other applicable law.

SECTION 27

TSX REQUIREMENTS

Notwithstanding anything to the contrary herein, the number of shares of Stock issuable to Insiders, at any time, under all Security Based Compensation Arrangements of the Company, may not exceed 10% of the Company's issued and outstanding Stock; and the number of shares of Stock issued to Insiders within any one-year period, under all Security Based Compensation Arrangements of the Company, may not exceed 10% of the Company's issued and outstanding Stock. For the purpose of this Section 27, "Insider" shall mean any "reporting insiders" as defined in *National Instrument 55-104 – Insider Reporting Requirements,* and "**Security Based Compensation Arrangement**" shall mean any (i) stock option plans for the benefit of Employees, Insiders, service providers or any one of such groups; (ii) individual stock options granted to Employees, Insiders or service providers if not granted pursuant to a plan previously approved by the Company's security holders; (iii) share purchase plans where the Company provides financial assistance or where the Company matches the whole or a portion of the securities being purchased; (iv) stock appreciation rights involving issuances of securities from treasury; (v) any other compensation or incentive mechanism involving the issuance or potential issuances of securities of the Company; and (vi) security purchases from treasury by an Employee, Insider or service provider which is financially assisted by the Company by any means whatsoever.

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IN WITNESS WHEREOF, the undersigned Officer of the Company certifies that the foregoing sets forth the Viemed Healthcare, Inc. 2020 Long Term Incentive Plan effective as of the Effective Date as duly adopted by the Board.

VIEMED HEALTHCARE, INC.

By: /s/ Trae Fitzgerald

Trae Fitzgerald
Chief Financial Officer